UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2020

Whole Earth Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38880	38-4101973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 S. Wacker Drive

Suite 3150
Chicago, IL 60606

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (312) 840-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	FREE	The NASDAQ Stock Market LLC
Warrants to purchase one-half of one share of common stock	FREEW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On December 17, 2020, Whole Earth Brands, Inc. (“Whole Earth” or the “Company”) entered into a definitive Stock Purchase Agreement (the “Purchase Agreement”) with WSO Investments, Inc. (the “Target” and together with its subsidiaries “Wholesome”), WSO Holdings, LP (“WSO Partnership”), Edwards Billington and Son, Limited (“EBS”), WSO Holdings, LLC (“WSO LLC,” and together with WSO Partnership and EBS, the “WSO Sellers”), and WSO Partnership, in its capacity as representative for the WSO Sellers. The Target is the direct parent of its wholly-owned subsidiary Wholesome Sweeteners, Incorporated, which was formed to import, market, distribute, and sell organic sugars, unrefined specialty sugars, and related products. Upon the terms and subject to the conditions set forth in the Purchase Agreement, at the closing, Whole Earth (or its designee) will purchase all of the issued and outstanding equity interests of the Target from WSO Partnership, EBS and WSO LLC, and the Target will become an indirect wholly-owned subsidiary of Whole Earth (the “Transaction”).

Transaction Consideration

Subject to the satisfaction and terms set forth in the Purchase Agreement, at the closing of the Transaction, Whole Earth will pay, in exchange for all of the issued and outstanding equity interests of the Target, an amount equal to (i) $180 million in cash, subject to customary post-closing adjustments, plus (ii) as more thoroughly described below, up to an additional $55 million (the “Earn-Out Amount”) upon the satisfaction of certain post-closing financial metrics by Wholesome. Payment of the Earn-Out Amount, in whole or in part, is subject to Wholesome achieving certain EBITDA thresholds at or above thirty million and twenty-three thousand dollars ($30,023,000) during the period beginning August 29, 2020, and ending December 31, 2021. A portion of the Earn-Out Amount (up to $27.5 million) may be paid, at the Company’s election, in freely tradeable, registered shares of Whole Earth common stock. Calculation of the achievement of the Earn-Out Amount is subject to certain adjustments more thoroughly described in the Purchase Agreement. While the Earn-Out Amount, if any, is currently expected to be payable in the first quarter of 2022, the payment could accelerate upon the breach by Whole Earth of certain covenants more thoroughly described in the Purchase Agreement.

Termination Fees

The Purchase Agreement contains certain customary termination rights for Whole Earth, on the one hand, and the WSO Sellers, on the other hand. In certain instances more thoroughly described in the Purchase Agreement, the WSO Sellers are entitled to receive, as WSO Sellers’ sole and exclusive recourse under the Purchase Agreement, $9.5 million in as a Reverse Termination Fee (as defined in the Purchase Agreement).

Other Terms of the Transaction

The Purchase Agreement contains customary representations, warranties and covenants of the parties thereto. The assertions embodied in those representations and warranties were made for purposes of the Purchase Agreement and are qualified by information in disclosure schedules that the parties have exchanged in connection with the execution of the Purchase Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what an investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.

Upon entry into the Purchase Agreement, the Company bound a buy-side representations and warranties insurance policy, which comprises the Company’s sole post-closing recourse for breaches of representations and warranties, absent Fraud (as defined in the Purchase Agreement).

The closing of the Transaction is subject to customary conditions, including, among others, that the applicable waiting period under the HSR Act (as defined in the Purchase Agreement) will have expired or been terminated.

The foregoing descriptions of the Purchase Agreement and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Debt Commitment Letter

In connection with entering into the Purchase Agreement, the Company entered into a debt commitment letter dated December 17, 2020 (the “Debt Commitment Letter”), with The Toronto-Dominion Bank, New York Branch, Toronto-Dominion (Texas) LLC, and TD Securities (USA) LLC (together with each affiliate thereof and each former, current and future Representative of each such person, the “Commitment Parties”), pursuant to which the Commitment Parties have agreed to repay all the existing indebtedness of the Company under its current credit facility, to provide the financing necessary to fund the consideration to be paid pursuant to the terms of the Purchase Agreement, to repay, redeem, defease or otherwise discharge third-party indebtedness of the WSO Sellers and Wholesome, and to pay fees and expenses related to the foregoing (the “Debt Financing”).

The Debt Financing is anticipated to consist of the following:

•	A senior secured term loan facility in the aggregate principal amount of up to $375 million; and

•	a revolving credit facility in an aggregate principal amount of up to $75 million, $25 million of which shall be available to finance the purchase price for general corporate purposes, working capital needs and for working capital adjustments payable under the Purchase Agreement.

The funding of the Debt Financing is contingent upon the satisfaction or waiver of certain conditions set forth in the Debt Commitment Letter, including, without limitation, the execution and delivery of definitive documentation consistent with the Debt Commitment Letter. The Debt Commitment Letter will terminate on the earliest of five business days after the termination date specified in the Purchase Agreement and the date that the Purchase Agreement is terminated.

The foregoing description of the Debt Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Debt Commitment Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 17, 2020, the Company issued a press release announcing the acquisition of Wholesome. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On December 17, 2020, the Company issued an announcement presentation, entitled “Whole Earth Brands Enters into Definitive Agreement to Acquire Wholesome Sweeteners, North America’s #1 Organic Sweetener Brand.” The announcement presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description
2.1†	Stock Purchase Agreement dated as of December 17, 2020, by and among Whole Earth Brands, Inc., WSO Investments, Inc., WSO Holdings, LP, Edwards Billington and Son, Limited and WSO Holdings, LLC.
10.1#	Commitment Letter dated December 17, 2020, by and among Whole Earth Brands, Inc. The Toronto-Dominion Bank, New York Branch, Toronto-Dominion (Texas) LLC, and TD Securities (USA) LLC.
99.1	Press Release dated December 17, 2020.
99.2	Announcement Presentation dated December 17, 2020, entitled “Whole Earth Brands Enters into Definitive Agreement to Acquire Wholesome Sweeteners, North America’s #1 Organic Sweetener Brand.”

†	Schedules and similar attachments to this Exhibit have been omitted pursuant to Item 601(b)(2) of Registration S-K. The registrant hereby agrees to furnish a copy of any omitted schedules to the Securities and Exchange Commission upon request.

#	Certain schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whole Earth Brands, Inc.

Dated: December 17, 2020	By:	/s/ Andrew Rusie
	Name:	Andrew Rusie
	Title:	Chief Financial Officer

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